United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 13, 2018

 Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Vollkommer Employment Agreement

As previously reported, Priority Technology Holdings, Inc. (“Priority”) appointed Michael Vollkommer as Chief Financial Officer, effective as of December 3, 2018.

On December 21, 2018, Priority and Mr. Vollkommer entered into an Executive Employment Agreement (the “Vollkommer Employment Agreement”) dated as of December 20, 2018. Pursuant to the Vollkommer Employment Agreement, Mr. Vollkommer’s initial annual compensation includes: a base cash salary of $425,000; potential discretionary incentive cash compensation ranging from 25%-50% of Mr. Vollkommer’s base annual cash salary; and participation in Priority’s employee benefit plans for Mr. Vollkommer and his eligible dependents. Mr. Vollkommer will also have the right to receive Restricted Stock Units with a value of up to $750,000 on each anniversary of his hiring date for the first five years of his employment as Priority’s Chief Financial Officer, with each such grant subject to a two-year vesting schedule. If Mr. Vollkommer is terminated for any reason other than cause or if Mr. Vollkommer terminates his employment for good reason (each, as defined in the Vollkommer Employment Agreement), he would be entitled to continued payment of his base salary for a period of six months following the date of termination.

The foregoing description of the terms of the Vollkommer Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Vollkommer Employment Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

John Priore Amendment to Employment Agreement and Director Agreement

Until November 30, 2018, Mr. John Priore served as Priority’s President and Chief Executive Officer. As previously announced, effective as of December 1, 2018, Mr. John Priore was appointed as Vice-Chairman.

Mr. John Priore has been a party to an employment agreement among Priority and certain of its subsidiaries, dated May 21, 2014 (the “John Priore Employment Agreement”). In connection with the change in Mr. John Priore’s position with Priority, Mr. John Priore entered into an amendment to the John Priore Employment Agreement, dated November 13, 2018 (the “Priore Amendment”) as well as a new Director Agreement with Priority, dated December 1, 2018 (the “John Priore Director Agreement”).

Pursuant to the John Priore Director Agreement and the John Priore Employment Agreement, as amended by the Priore Amendment, Mr. John Priore will receive a monthly fee of $20,833.34 ($250,000 per year) as Vice-Chairman. He is also eligible to receive a performance fee of up to $12,500 per quarter (up to $50,000 per year) and an additional annual fee of up to $50,000, each in the discretion of Priority’s board of directors. Payment of the monthly fee is subject to applicable restrictions under the debt and equity financing agreements of Priority and its subsidiaries. If such restrictions prohibit payment of the monthly fee such amount will accrue interest at a rate of 6% per annum until such amount is permitted to be paid. The John Priore Director Agreement may be terminated at any time by mutual written agreement of the parties or by any party for cause in the event the other party materially breaches its duties and obligations or is in default of any obligation. If Mr. John Priore ceases to be a director of Priority for any reason other than a reason that would constitute a removal for Cause (as provided under the John Priore Employment Agreement) prior to November 30, 2020, Mr. John Priore will receive a lump sum equal to the monthly fee that he would have been entitled to receive through November 30, 2020, subject to his compliance with restrictive covenants included in the John Priore Employment Agreement.

Pursuant to the John Priore Employment Agreement, as amended by the Priore Amendment, with respect to equity securities of Priority held by Mr. John Priore, in any year following a termination of Mr. John Priore’s service, either (1) Priority may repurchase up to $2.0 million of equity securities of Priority held by Mr. John Priore unless Mr. John Priore beneficially owns less than 5% of Priority’s outstanding equity, or (2) Mr. John Priore may require Priority purchase up to $2.0 million of equity securities of Priority held by him unless Mr. John Priore beneficially owns less than 5% of Priority’s outstanding equity or Priority files a resale registration statement allowing him to sell at least $2.0 million of equity securities on NASDAQ.

The foregoing descriptions of the terms of the John Priore Employment Agreement, Priore Amendment and John Priore Director Agreement do not purport to be complete and are subject to, and qualified in its entirety by reference to, the John Priore Employment Agreement, Priore Amendment and John Priore Director Agreement, which are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Independent Director Compensation

On December 19, 2018, Priority entered into agreements with each of its independent directors – Marc Manuel, William Gahan, and Matthew Kearney – pursuant to which, commencing as of July 25, 2018, they receive cash compensation of $50,000 per year, payable in monthly installments. Payment of each installment of the annual fee is subject to applicable restrictions under the debt and equity financing agreements of Priority and its subsidiaries. In the event any such restrictions prohibit payment of an installment of the annual fee such amount will accrue interest at a rate of 6% per annum until such amount is permitted to be paid. In addition, pursuant to Mr. Kearney’s agreement, Mr. Kearney will receive an additional $25,000 per year, payable in monthly cash installments, for serving as chair of Priority’s Audit Committee. Each of Priority’s independent directors are also reimbursed for reasonable and documented out-of-pocket expenses incurred by them in the performance of their duties.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit	Description
10.1	Executive Employment Agreement between Priority Technology Holdings, Inc. and Michael Vollkommer, dated December 20, 2018
10.2	Executive Employment Agreement between Priority Payment Systems Holdings LLC, Pipeline Cynergy Holdings, LLC, Priority Holdings, LLC and John V. Priore, dated May 21, 2014.
10.3	Amendment to Executive Employment Agreement between Priority Payment Systems Holdings LLC, Pipeline Cynergy Holdings, LLC, Priority Holdings, LLC and John V. Priore, dated November 13, 2018.
10.4	Director Agreement by and among Priority Technology Holdings, Inc. and John V. Priore, dated December 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2018

PRIORITY TECHNOLOGY HOLDINGS, INC.

	By:	/s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer